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                                                                  Exhibit 3.1(c)
                                                                  --------------
                                  CERTIFICATE
                                  -----------
     I, Ilene Beal, Assistant Clerk of BayBanks, Inc., hereby certify that at a meeting of the Board of Directors of said Corporation held at the offices of BayBanks, Inc., 175 Federal Street, Boston, Massachusetts on Thursday, July
26, 1990, at which meeting a quorum was present and acting throughout, the following votes were unanimously adopted by said Board of Directors:

VOTED:    That this Corporation hereby elects to be subject to the
----- provisions of paragraph (a) of Section 50A of Chapter 156B of the Massachusetts General Laws.

VOTED:    That the number of Directors constituting the entire
----- Board of Directors of the Corporation shall be and hereby is fixed at nine until further vote of this Board.

VOTED:    That the Board of Directors of the Corporation shall be
----- and hereby is classified in accordance with paragraph (a) of Section 50A of Chapter 156B of the Massachusetts General Laws into three classes of Directors, namely Class I Directors, Class II Directors, and Class III Directors, with the term of office of the Class I Directors to continue until the first annual meeting following the date of this meeting and until their successors are duly elected and qualified, the term of office of the Class II Directors to continue until the second annual meeting following the date of this meeting and until their successors are duly elected and qualified and the term of office of the Class III Directors to continue until the third annual meeting following the date of this meeting and until their successors are duly elected and qualified; and that the Directors of the Corporation are hereby designated to serve in the classes of Directors as follows:

          Class I Directors:                 Class II Directors:
          -----------------                  ------------------
          Thomas R.Piper                     William M. Crozier, Jr.
          Richard F. Pollard                 Norman E. MacNeil
          Harvey H. Thayer                   Glenn P. Strehle

          Class III Directors:
          -------------------
          John J. Arena
          John A. Cervieri Jr.
          William T. Sandalls, Jr.

     I further certify that said votes have not been altered, amended or rescinded since the date thereof.

     Witness my hand and the seal of said Corporation this ninth day of August 1990.


                                   /s/  Ilene Beal
                                 -------------------------------------
                                 Ilene Beal, Assistant Clerk of BayBanks, Inc.